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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NDCHealth Corporation for the registration of 1,196,818 shares of its common stock and to the incorporation by reference therein of our report dated July 6, 2002, with respect to the consolidated financial statements of TechRx Incorporated as of May 31, 2002 and June 30, 2001 and for the periods then ended, included in NDCHealth Corporation's Current Report on Form 8-K/A dated June 11, 2002, filed with the Securities and Exchange Commission on August 12, 2002.

                                            /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 29, 2003